UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 11, 2016

Servotronics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-07109	16-0837866
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1110 Maple Street, Elma, New York		14059-0300
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	716-655-5990

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 11, 2016, the Independent Directors Committee of Servotronics, Inc., acting as the Plan Committee pursuant to the 2012 Long-Term Incentive Plan (the “Incentive Plan”), approved equity incentive awards to executive officers of the Company. The restricted share awards are a continuation of the restricted stock awards originally made in April 2013 and the additional tranche will vest on January 1, 2018, subject to continued service as of the vesting date.

The time-based long-term equity incentive awards that the Company’s executive officers are eligible to receive are as follows:

Name	Title	Number of Restricted Shares

Dr. Nicholas D. Trbovich	Chief Executive Officer	15,000
Kenneth D. Trbovich	President	15,000
Cari L. Jaroslawsky	Chief Financial Officer	4,500
James C. Takacs	Vice President	3,750
Salvatore San Filippo	Senior Vice President	3,750

On April 11, 2016, the Independent Directors Committee also approved equity incentive awards to six other key employees at the Company and its subsidiaries (9,000 shares in the aggregate). These restricted shares will vest one-third on January 1, 2017 and two-thirds on January 1, 2018, in each case subject to continued service as of the vesting date.

All awards of equity have been made under and in accordance with the Incentive Plan and are governed by individual award agreements. The Company’s stockholders approved the Incentive Plan at the Company’s 2012 Annual Meeting of Shareholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Servotronics, Inc.

April 13, 2016	By:	Cari L. Jaroslawsky

Name: Cari L. Jaroslawsky
Title: Chief Financial Officer